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                                  EXHIBIT 10.71


                            FIRST AMENDMENT TO LEASE

         This First Amendment to Lease (the "AMENDMENT") is made as of the_______________________________day of ____________, 2005, by and between
FirstCal Industrial 2 Acquisition, LLC, a Delaware LLC, as landlord ("LANDLORD") and Sedona Corporation, a Pennsylvania Corporation as tenant ("TENANT").

RECITALS
--------

         A. Landlord is the successor in interest to DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("FORMER OWNER").

         B. Former Landlord originally owned the real property commonly known as WESTPOINT BUSINESS CENTER, 13895 INDUSTRIAL PARK BOULEVARD (the "PROPERTY"), and on September 29, 2005, Landlord acquired fee simple title to the Property from the Former Owner.

         C,     Former Owner, as landlord, entered into a certain Lease, dated
October 31, 2005, with ( the "ORIGINAL LEASE"), and pursuant to the Original Lease, Tenant leased from the Former Owner 630 rentable square feet in the Property (the "PREMISES").

         D. On September 29, 2005, Former Owner assigned to Landlord Former Owner's entire right, title and interest in, to and under the Original Lease.

         E.     Landlord and Tenant now desire to modify and amend the Original
Lease.

         NOW, THEREFORE, in consideration of the terms and provisions of this Amendment, Landlord and Tenant hereby modify and amend the Original Lease, as follows:

         1. Recitals. All of the Recitals set forth above are hereby incorporated into the body of this First Amendment, as though separately and specifically set forth herein.

         2. Defined Terms and Conflict. Any capitalized terms used, but not defined, in this Amendment shall be deemed to have the meanings respectively ascribed to those terms in the Original Lease. In the event of any conflict between the terms and provisions of the Original Lease and those of this Amendment, the terms and provisions of this Amendment shall control, in all events.

         3. Extension of Lease Term. The Lease Term is hereby extended for a period of THREE (3) YEARS and ZERO (0) MONTHS, so that the extended Lease Term shall expire on December 31, 2008 (the "EXTENDED EXPIRATION DATE"). The period of time from the expiration of the Lease Term described in the Original Lease through the Extended Expiration Date is hereinafter referred to as the "EXTENDED LEASE TERM."





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         4.     Minimum Annual Rent. During the Extended Lease Term, the Minimum
Annual Rent and the Monthly Rental Installments shall be as follows:

                 Term                                 Monthly Base (Net) Rent
--------------------------------------------------------------------------------
         January 1, 2006 - January 31, 2006                   $  0.00
         February 1, 2006 - December 31, 2006                 $459.38
         January 1, 2007 - December 31, 2007                  $472.50
         January 1, 2008 - December 31, 2008                  $485.63

         5. Tenant's Insurance. SECTION 9.02 of the Original Lease is hereby deleted and, in lieu thereof, the following is instead substituted:

                Tenant shall purchase, at its own expense, and keep in force at all times during the Lease Term the policies of insurance set forth below (collectively, "TENANT'S POLICIES"). All Tenant's Policies shall
         (a) be issued by an insurance company with a Best's rating of A or better and otherwise reasonably acceptable to Landlord and shall be licensed to do business in the state in which the Leased Premises is located; (b) provide that said insurance shall not be canceled or materially modified unless 30 days' prior written notice shall have been given to Landlord; (c) provide for deductible amounts that are reasonably acceptable to Landlord (and its lender, if applicable) and
         (d) otherwise be in such form, and include such coverages, as Landlord may reasonably require. The Tenant's Policies described in (i) and (ii) below shall (1) provide coverage on an occurrence basis; (2) name Landlord (and its lender, if applicable) as additional insured; (3) provide coverage, to the extent insurable, for the indemnity obligations of Tenant under this Lease; (4) contain a separation of insured parties provision; (5) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (6) provide coverage with no exclusion for a pollution incident arising from a hostile fire. All Tenant's Policies (or, at Landlord's option, Certificates of Insurance and applicable endorsements, including, without limitation, an "Additional Insured-Managers or Landlords of Premises" endorsement) shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord's corporate and regional notice addresses at least 30 days prior to the applicable expiration date of each Tenant's Policy. In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Landlord may (A) order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent or (B) impose on Tenant, as Additional Rent, a monthly delinquency fee, for each month during which Tenant fails to comply with the foregoing obligation, in an amount equal to five percent (5%) of the Monthly Rental Installments then in effect. Tenant shall give prompt notice to Landlord and Agent of any bodily injury, death, personal injury, advertising injury or property damage occurring in and about the Property.




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                  Tenant shall purchase and maintain, throughout the Term, a
         Tenant's Policy(ies) of: (i) commercial general or excess liability insurance, including personal injury and property damage, in the amount of not less than $2,000,000.00 per occurrence, and $5,000,000.00 annual general aggregate, per location; (ii) comprehensive automobile liability insurance covering Tenant against any personal injuries or deaths of persons and property damage based upon or arising out of the ownership, use, occupancy or maintenance of a motor vehicle at the Premises and all areas appurtenant thereto in the amount of not less than $1,000,000, combined single limit; (iii) commercial property insurance covering Tenant's Property (at its full replacement cost);
         (iv) workers' compensation insurance per the applicable state statutes covering all employees of Tenant; (v) business interruption insurance with limits not less than an amount equal to two (2) years' rent due hereunder; and if Tenant handles, stores or utilizes Hazardous Substances in its business operations, (vi) pollution legal liability insurance.

         6. Financial Information. SECTION 16.09 of the Original Lease is hereby deleted and, in lieu thereof, the following is hereby substituted:

                  From time to time during the Lease Term, Tenant shall deliver to Landlord information and documentation describing and concerning Tenant's financial condition, and in form and substance reasonably acceptable to Landlord, within ten (10) days following Landlord's written request therefor. Upon Landlord's request, Tenant shall provide to Landlord the most currently available audited financial statement of Tenant; and if no such audited financial statement is available, then Tenant shall instead deliver to Landlord its most currently available balance sheet and income statement. Furthermore, upon the delivery of any such financial information from time to time during the Lease Term, Tenant shall be deemed to automatically represent and warrant to Landlord that the financial information delivered to Landlord is true, accurate and complete, and that there has been no adverse change in the financial condition of Tenant since the date of the then-applicable financial information.

         7. Waiver of Trial by Jury. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE LEASED PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE LEASED PREMISES.

         8.       Miscellaneous.

         8.1 Entire Agreement. This Amendment constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals are merged into this Amendment. Except as otherwise expressly provided herein, neither this Amendment nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.




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         8.2      No Recording. Neither this Amendment nor any memorandum
thereof shall be recorded and the act of recording by Tenant shall be deemed a default by Tenant hereunder.

         8.3 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the state in which the Property is located.

         8.4 Construction of Agreement. In construing this Amendment, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Amendment. Whenever required by the context, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Amendment shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it. All (if any) Exhibits attached hereto are incorporated in this Amendment by reference thereto.

         8.5 Partial Invalidity. The provisions of this Amendment shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

         8.6 Counterparts; Facsimile. This Amendment may be executed in multiple counterparts and shall be valid and binding with the same force and effect as if all parties had executed the same Amendment. A fully executed facsimile copy of this Amendment shall be effective as an original.


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         IN WITNESS WHEREOF, the parties executed this Amendment as of the
_______ day of _____________, 2005.


                      LANDLORD:
                      ---------


                      FirstCal Industrial 2 Acquisition, LLC, a Delaware limited liability company


                      BY: FirstCal Industrial 2, LLC, a Delaware limited liability company and its sole member


                               BY: FR FirstCal 2, LLC, a Delaware limited
                               liability company and its Manager


                                   BY: First Industrial Development Services,
                                   Inc., a Maryland corporation and its sole
                                   member


                      By: _______________________________

                      Name: _____________________________

                      Its: ______________________________

                      Date: _____________________________


                      TENANT:
                      -------

                      Sedona Corporation, a
                      Pennsylvania Corporation

                      By: _______________________________

                      Name: _____________________________

                      Its: ______________________________

                      Date: _____________________________






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